Exhibit (b)

CALAMOS INVESTMENT TRUST

BY-LAWS

(as amended and restated through September 22, 2015)

ARTICLE 1

Agreement and Declaration of Trust

1.1 General. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Calamos Investment Trust, a Massachusetts business trust (the “Trust”) established by the Declaration of Trust.

ARTICLE 2

Trustees

2.1 Chairman of the Trustees. The Trustees shall appoint one of their number to be Chairman of the Trustees (“Chairman”). The Chairman shall preside at all meetings of the Trustees and shareholders and shall have such other duties as may be assigned to the Chairman by the Trustees from time to time.

2.2 Lead Independent Trustee. If the Chairman is an “interested person” of the Trust, as defined in the Investment Company Act of 1940 (the “1940 Act”), the Trustees who are not such interested persons of the Trust (“Independent Trustees”) shall appoint one of their number to be Lead Independent Trustee, who shall have such duties as may be assigned by the Independent Trustees from time to time.

2.3 Regular Meetings. Regular meetings of the Trustees may be held with or without notice at such places and at such times as the Trustees may from time to time determine, provided that the place and time of any such regular meeting held without notice shall be subject to unanimous determination by the Trustees.

2.4 Special Meetings. Special meetings of the Trustees may be held at any time and at any place when called by the Chairman, the Lead Independent Trustee or by two or more other Trustees; provided that notice of the time, place and purposes thereof is given to each Trustee in accordance with Section 2.6 hereof by the Secretary or an Assistant Secretary or by the Trustee or Trustees calling the meeting.

2.5 Telephone Meetings. Except as provided in the Investment Company Act of 1940, Trustees may participate in any regular or special meeting of the Trustees by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

2.6 Notice of Meetings. Each Trustee shall be given notice of any meeting by postal mail at leave five days before the meeting to the Trustee’s usual or last known business address or residence address or as otherwise specified by the Trustee, or by fax or electronic mail at least 48 hours before the meeting, or by telephone or in-person delivery at least 24 hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than 31 days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by the Trustee before or after the meeting, is filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice. Neither notice of a meeting nor waiver of notice need specify the purpose(s) of the meeting.

2.7 Quorum. A majority of the Trustees then in office shall be necessary to constitute a quorum for the transaction of business at every meeting of the Trustees; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened.

2.8 Action by Consent. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.

2.9 Eligibility to Serve. Each Independent Trustee shall retire as a Trustee as of the end of the calendar year in which the Trustee attains the age of 75 years.

2.10 Liability of Chairman and Lead Independent Trustee. A Trustee serving as Chairman or Lead Independent Trustee shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as such.

ARTICLE 3

Committees

3.1 Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

3.2 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a majority of the members present (a quorum being present) or evidenced by one or more writings signed by a majority of the members of such Committee. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.3 Liability of Committee Chairman. A Trustee serving as a Chairman of any Committee of the Trustees shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as Chairman of the Committee.

ARTICLE 4

Officers

4.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but need not be, a Trustee or Shareholder. Any two offices may be held by the same person, except that the President shall hold no other office (but may serve as Chairman if he or she is a Trustee).

4.2 Election. The President, the Vice Presidents (if any), the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected by the Trustees at such meeting or at any other time. Vacancies in any office may be filled at any time.

4.3 Tenure. Subject to Section 4.10, each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

4.4 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties as the Trustees may from time to time designate. The Trustees may, however, restrict the powers or duties of any officer.

4.5 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general charge of the business affairs and property of the Trust and general supervision over its officers, employees and agents. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements, certifications or other documents as he or she may deem advisable or necessary in the furtherance of the interests of the Trust or any Series or Class thereof. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may from time to time assign to the President.

4.6 Vice Presidents. The Vice Presidents shall, in the absence or disability of the President, and in the order designated by the Trustees, perform the duties and exercise the powers of the President and, in addition, shall at all time perform such other duties and exercise such other powers as may be prescribed by the Trustees or the President, to whose supervision they shall be subject. Any Vice President of the Trust may be designated the chief financial officer of the Trust.

4.7 Chief Financial Officer. The Chief Financial Officer of the Trust shall have general charge of the finances of the Trust. The Chief Financial Officer shall make annual reports regarding the business and financial condition of the Trust as soon as possible after the close of the Trust’s fiscal year and shall furnish such other reports concerning the business and financial condition of the Trust as the Trustees may from time to time require. The Chief Financial Officer shall perform all acts incidental to the office of Chief Financial Officer, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees or the Chairman may from time to time designate. The Chief Financial Officer shall be responsible to and shall report to the Trustees. In the absence of the Chief Financial Officer, the Treasurer may perform all duties of the Chief Financial Officer.

4.8 Secretary. The Secretary shall, if and to the extent requested by the Trustees and/or shareholders, attend all meetings of the Trustees, any committee of the Trustees and the Shareholders and record all the proceedings of such meetings in a book to be kept for that purpose. Subject to Section 2.6 hereof, he or she shall give, or cause to be given, notice of all meetings of the Trustees and meetings of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees or President, to whose supervision he or she shall be subject. The Secretary shall keep in safe custody the seal of the Trust and, when authorized by the Trustee, affix the same to any instrument requiring it, which seal when so affixed may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

4.9 Treasurer. The Treasurer shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with any custodian, investment adviser, or transfer, accounting or Shareholder servicing or similar agent, be the chief accounting officer and be in charge of the valuable papers, books of account and accounting records of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer may be designated the chief financial officer of the Trust.

4.10 Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

4.11 Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of any advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that the officer is also a Trustee.

4.12 Power to Vote Securities. Unless otherwise ordered by the Trustees, the Chief Financial Officer and/or the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his or her proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

ARTICLE 5

Offices, Fiscal Year and Seal

5.1 Offices. The Trust shall maintain an office of record in Boston, Massachusetts, which office may be the office of any resident agent appointed by the Trust if located in that City. The Trust may maintain one or more other offices, including its principal office, outside of Massachusetts, in such cities as the Trustees may determine from time to time.

5.2 Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

5.3 Seal. The Trustees may, but shall not be required to, adopt a seal of the Trust.

ARTICLE 6

Records, Reports and Execution of Papers

6.1 Records. Except as may otherwise be required by law or by the Trustees, the records of the Trust need not be retained at either the principal office of the Trust or at the Trust’s office of record in Boston, Massachusetts, and may be retained by one or more of any adviser, custodian, transfer, accounting, Shareholder servicing or similar agents, but such records shall at all times be made available to any officer of the Trust having charge thereof, to the Trustees, and to any other officer or agent of the Trust authorized by the Trustees or the President to have access to such records.

6.2 Reports. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

6.3 Execution of Papers. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President or by the Treasurer and need not bear the seal of the Trust, but shall state the substance of, or more make reference to, the provisions of Section 6.1 of the Declaration of Trust.

ARTICLE 7

Issuance of Certificates for Shares

7.1 Certificates. In lieu of issuing certificates for Shares of one or more of the Funds, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of certificates representing Shares of one or more of the Funds. In that event, each Shareholder upon request shall be entitled to a certificate stating the number of Shares of the applicable Fund owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate bears the manual signature of a transfer agent or registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

7.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate, a duplicate certificate may be issued in place thereof, upon such terms and with such indemnity and/or surety as the Trustees shall prescribe.

7.3 Issuance of New Certificate to Pledgee. A pledgee of Shares of any Fund as to which the Trust issues certificates shall be entitled to a new certificate if the instrument or transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall have the rights (including, without limitation, dividend and distribution rights and voting rights) of the Shareholder. A pledgee of Shares of any Fund as to which the Trust does not issue certificates shall be entitled to have the pledge registered on the books of the Trust pertaining to that Fund.

7.4 Discontinue of Issuance of Certificates. The Trustees may at any time discontinue the issuance of certificates for Shares of one or more of the Funds, and may, by written notice to each Shareholder, require the surrender of certificates representing the Shares of the applicable Fund to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of the Shares of such Fund.

ARTICLE 8

Amendments to the By-Laws

8.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

ARTICLE 9

Forum for Adjudication of Disputes

9.1 Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act or the Declaration of Trust or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the courts of the Commonwealth of Massachusetts (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Article 9, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article 9.

If any Covered Action is filed in a court other than the courts of the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Suffolk Superior Court of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Article 9 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder. Furthermore, except to the extent prohibited by any provision of the Massachusetts Business Corporation Law or the Declaration of Trust, if any Shareholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Article 9.

If any provision or provisions of this Article 9 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article 9 (including, without limitation, each portion of any sentence of this

Article 9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

END OF BY-LAWS